By Electronic Delivery to: smoore@pixelworks.com

February 15, 2012

Mr. Steven L. Moore
Vice President, Chief Financial Officer,
Secretary and Treasurer
Pixelworks, Inc.
224 Airport Parkway, Suite 400
San Jose, CA 95110

Re:    Pixelworks, Inc. (the “Company”)
Nasdaq Symbol: PXLW

Dear Mr. Moore:

According to a press release issued by the Company on November 29, 2011, Board member James R. Fiebiger, Ph.D. passed away on November 26, 2011. Following this unforeseen circumstance, the Company failed to comply with Nasdaq’s audit committee composition requirement as set forth in Listing Rule 5605 (the “Rule”). However, as referenced in your email dated February 14, 2012, the Company’s Board of Directors appointed C. Scott Gibson, a member of the Company’s Board of Directors, to serve on the audit committee on January 25, 2012. Accordingly, Staff has determined that the Company has regained compliance with the Rule and, subject to the disclosure requirements described below, this matter is now closed.

Our Rules require that the Company promptly disclose receipt of this letter by either filing a Form 8-K, where required by SEC rules, or by issuing a press release. The announcement needs to be made no later than four business days from the date of this letter and must include the continued listing criteria that the Company does not meet.1 The Company must also submit the announcement to Nasdaq’s MarketWatch Department.2 If the announcement is publicly released during Nasdaq market hours (7:00 am – 8:00 pm Eastern Time), you must notify MarketWatch at least 10 minutes prior to its public release. If the public announcement is made outside of Nasdaq market hours, the Company must notify MarketWatch of the announcement prior to 6:50 a.m. Eastern Time. For your convenience attached is a list of news services. Please note that if you do not make the required announcement trading in your securities will be halted.3

_______________________________
1 Listing Rule 5810(b).
2 The notice must be submitted to Nasdaq’s MarketWatch Department through the Electronic Disclosure submission system available at www.NASDAQ.net.
3 Listing IM-5810-1.

Mr. Steven L. Moore
February 15, 2012

If you have any questions, please contact Jeff Preusse, Associate Director, at +1 301 978 8085. Sincerely,
Randy Genau
Director
Nasdaq Listing Qualifications

NASDAQ REFERENCE LINKS

Topic	Description
NASDAQ Listing Rules	All initial and continued listing rules
Corporate Governance	Independent directors, committee requirements and shareholder approval
Fees	FAQ's Listing Fees
Frequently Asked Questions (FAQ's)	Topics related to initial and continued listing
Hearing Requests & Process	Discussion of the Nasdaq Hearings process
Listing of Additional Shares (LAS)	Explanation of Nasdaq’s Listing of Additional Shares process
Transfer to the Nasdaq Capital Market	Procedures and application to transfer securities to the Nasdaq Capital Market

Access to all Nasdaq listing information and forms can be accessed at the following:
https://listingcenter.nasdaqomx.com/Home.aspx

DIRECTORY OF NEWS SERVICES*

The use of any of these services will satisfy NASDAQ’s listing rules that require the disclosure of specific information in a press release or public announcement. The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story.

News Service	Internet Address	Telephone Number
Bloomberg Business News	www.bloomberg.com	Phone: +1 212 318 2000
Business Wire	www.businesswire.com	Toll free: +1 800 227 0845 Phone: +1 415 986 4422
Dow Jones News Wire	www.dowjones.com	Toll free: +1 800 223 2274 Phone: +1 212 416 2400
GlobeNewswire (A NASDAQ OMX Co.)	www.globenewswire.com	Toll free: +1 800 307 6627 Phone: +1 310 642 6930
MarketWire	www.marketwire.com	Toll free: +1 800 774 9473 Phone: +1 310 765 3200
PR Newswire	www.prnewswire.com	Toll free: +1 800 776 8090 Phone: +1 201 360 6700
Reuters	www.thomsonreuters.com	Phone: +1 646 223 4000

* Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Deficiency Letter on (DATE OF RECEIPT OF STAFF DEFICIENCY LETTER) indicating that the Company fails to comply with the (STOCKHOLDERS’ EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, etc.) requirement(s) for continued listing set forth in Listing Rule(s)     .